UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 26, 2012

BRIDGE BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2012, Bridge Bancorp, Inc. (the “Company”), The Bridgehampton National Bank (the “Bank”), a wholly owned subsidiary of the Company, and Howard H. Nolan, Senior Executive Vice President, Chief Administrative and Financial Officer of the Company and the Bank, entered into an amended and restated employment agreement (the “Agreement”).  The Agreement supersedes and replaces the prior employment agreement entered into with Mr. Nolan on June 25, 2009 (the “Prior Agreement”).  The Prior Agreement was amended and restated primarily to extend the term of the agreement for three years, through June 26, 2015.  The other terms of the Agreement are materially consistent with the previously disclosed terms of the Prior Agreement, which terms were described in the Company’s Proxy Statement dated April 2, 2012, as previously filed with the SEC.

The foregoing description of the employment agreement is qualified in its entirety by reference to the agreement attached hereto as Exhibit 10.1 of this Current Report, and is incorporated by reference into this Item 5.02.

Item 7.01               Regulation FD Disclosure

On June 27, 2012, the Company filed a new registration statement (the “Registration Statement”) with the Securities and Exchange Commission to continue the Company’s Dividend Reinvestment Plan (the “Plan”).  The Registration Statement registers an additional 800,000 shares of common stock that may be sold to the Company’s stockholders under the Plan.  As of June 26, 2012, the Company had issued approximately 541,103 of the 600,000 shares originally registered for sale pursuant to the Plan when it was adopted in 2009.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Employment Agreement by and among Bridge Bancorp, Inc., The Bridgehampton National Bank and Howard H. Nolan

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridge Bancorp, Inc.
(Registrant)

/s/ Kevin M. O’Connor
Kevin M. O’Connor
President and Chief Executive Officer

Dated: June 27, 2012

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